UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2006

WITS BASIN PRECIOUS MINERALS INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota (State or Other Jurisdiction of Incorporation)	1-12401 (Commission File Number)	84-1236619 (IRS Employer Identification No.)

80 South 8th Street, Suite 900 Minneapolis, Minnesota (Address of Principal Executive Offices)	55402-8773 (Zip Code)

612.349.5277
(Registrant’s telephone number, including area code)

_________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 18, 2006, Wits Basin Precious Minerals Inc. (the “Registrant”) entered into a Joint Venture Agreement (the “Agreement”) with Journey Resources Corp., a corporation existing under the laws of the Province of British Columbia, and Minerales Jazz S.A. De C.V., a corporation duly organized pursuant to the laws of Mexico, pursuant to an option agreement dated June 28, 2006 by and among the parties, by which the Registrant has paid for and earned a 25% interest in certain mineral concessions related to the Vianey Silver-Lead-Zinc Mine situated in Guerrero State, Mexico (the “Mine”). Pursuant to the Agreement, the Registrant retains the right to earn an additional 25% interest in the Mine through September 30, 2007. A copy of the Agreement is attached hereto and incorporated herein by reference as Exhibit 10.1.

The Registrant is also attaching a Press Release dated December 19, 2006, as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Document
10.1	Joint Venture Agreement dated December 18, 2006, by and among the Registrant, Journey Resources Corp., and Minerales Jazz S.A. De C.V.

99.1	Press Release dated December 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wits Basin Precious Minerals Inc.

Date: December 19, 2006	By:	/s/ Stephen D. King
Stephen D. King Chief Executive Officer